Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Shanye Hudson, Investor Relations, phone: 510-572-4589, e-mail: shanye.hudson@lamresearch.com

Ed Rebello, Corporate Communications, phone: 510-572-6603, e-mail: edward.rebello@lamresearch.com

Lam Research Corporation Reports Financial Results for the Quarter Ended September 23, 2012

•	Achieved revenue of $906.9 million, up 22.3% from prior quarter, in first full quarter of consolidated results with Novellus

•	Reported GAAP gross margin of 36.8%, GAAP operating margin of 1.8% and GAAP EPS of $0.02

•	Exceeded earnings guidance across multiple non-GAAP metrics: gross margin of 44.4%, operating margin of 13.0%, EPS of $0.53

•	Delivered targeted progress toward integration and synergies

FREMONT, Calif., October 17, 2012—Lam Research Corporation’s (NASDAQ: LRCX) highlights for the September 2012 quarter were:

Lam Research Corporation

Financial Highlights for the Quarter Ended September 23, 2012

(in thousands, except per share data and percentages)

	U.S. GAAP	Non-GAAP
Revenue:	$906,888	$906,888
Operating Margin:	1.8%	13.0%
Net Income:	$2,768	$97,013
Diluted EPS:	$0.02	$0.53

Lam Research Corporation today announced financial results for the quarter ended September 23, 2012. Revenue for the period was $906.9 million, gross margin was $333.9 million, or 36.8%, operating expenses were $317.2 million, and net income was $2.8 million, or $0.02 per diluted share, compared to revenue of $741.8 million, gross margin of $298.2 million, or 40.2%, operating expenses of $265.5 million, and net income of $18.1 million, or $0.13 per diluted share, for the June 2012 quarter. Shipments for the September 2012 quarter were $935 million compared to $816 million during the June 2012 quarter.

In addition to U.S. Generally Accepted Accounting Principles (GAAP) results, this commentary contains non-GAAP financial measures. The Company’s non-GAAP results for both the September 2012 and June 2012 quarters exclude costs associated with acquisition-related inventory fair value impact, amortization related to intangible assets acquired in the Novellus transaction, certain acquisition and integration-related costs, the amortization of convertible note discounts, and rationalization of certain product configurations. See “Use of Non-GAAP Financial Measures” below for additional information.

Non-GAAP net income was $97.0 million, or $0.53 per diluted share, in the September 2012 quarter compared to non-GAAP net income of $80.9 million, or $0.60 per diluted share, for the June 2012 quarter. Non-GAAP gross margin for the September 2012 quarter was $402.3 million, or 44.4%, compared to non-GAAP gross margin of $312.7 million, or 42.1%, for the June 2012 quarter. Gross margin performance reflected solid execution combined with more favorable customer and product mix. Non-GAAP operating expenses for the September 2012 quarter increased to $284.3 million compared with the June quarter of $214.8 million primarily reflecting a full quarter of post-acquisition activity as a combined company.

“Despite a more uncertain industry environment, Lam Research achieved strong financial performance in the September quarter, delivering gross margin and operating profits above the high end of our guidance,” said Martin Anstice, Lam’s president and chief executive officer. “Our results reflect strong operational execution and solid progress towards the synergy targets that we’ve outlined. While the near-term outlook for semiconductor equipment demand has softened, we are committed to achieving the appropriate balance between cost management and continued investment in next-generation solutions for our customers. We believe that these activities will drive profitable growth for Lam when industry conditions improve,” Anstice concluded.

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Cash and cash equivalents, short-term investments and restricted cash and investments balances decreased to $2.9 billion at the end of the September 2012 quarter, compared to $3.0 billion at the end of the June 2012 quarter. This decrease was primarily the result of stock repurchases during the quarter, offset by cash flows from operating activities, which were approximately $249 million during the September 2012 quarter. Deferred revenue and deferred profit balances at the end of the September 2012 quarter increased to $363.5 million and $208.1 million, respectively, as compared to $335.4 million and $164.8 million, respectively, at the end of the June 2012 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $20.7 million as of September 23, 2012.

The geographic distribution of shipments and revenue during the September 2012 quarter is shown in the following table:

Region	Shipments	Revenue
North America	18%	18%
Europe	7%	7%
Japan	8%	8%
Korea	16%	24%
Taiwan	29%	28%
Asia Pacific	22%	15%

Use of Non-GAAP Financial Measures

Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s web site at http://investor.lamresearch.com.

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Lam Announces Financial Results for the September 2012 Quarter

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the anticipated revenue from shipments to Japanese customers, industry conditions, our ability to make progress towards our synergy targets for the Novellus transaction, our ability to achieve the appropriate balance between cost management and continued investment in next-generation solutions for our customers, and our ability to realize profitable growth for Lam. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 24, 2012. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major supplier of innovative wafer fabrication equipment and services to the worldwide semiconductor industry. For more than 30 years, the Company has driven continuous improvements in chip performance, power consumption, and cost, contributing to the global proliferation of smartphones, computers, tablets, and other electronic products. Lam Research has been the leading supplier of high-throughput plasma etch equipment for more than a decade and expanded its product offerings in 2008 to include single-wafer clean systems. The Company added thin-film deposition and wafer surface preparation technologies to its product portfolio in 2012 with the acquisition of Novellus Systems, Inc. Headquartered in Fremont, Calif., Lam Research maintains a global network of service facilities throughout North America, Asia, and Europe to rapidly meet the needs of its global customer base. It is an S&P 500 ® company and NASDAQ-100 ® company whose common stock trades on the NASDAQ Global Select Market SM under the symbol LRCX. For more information, please visit http://www.lamresearch.com.

Consolidated Financial Tables Follow

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Lam Announces Financial Results for the September 2012 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended
	September 23, 2012	June 24, 2012	September 25, 2011
Revenue	$906,888	$741,814	$680,436
Cost of goods sold	573,002	443,601	396,553

Gross margin	333,886	298,213	283,883
Gross margin as a percent of revenue	36.8%	40.2%	41.7%
Research and development	163,311	124,528	102,559
Selling, general and administrative	153,863	141,015	80,200
Restructuring and impairments	—	—	1,725

Total operating expenses	317,174	265,543	184,484

Operating income	16,712	32,670	99,399
Operating margin as a percent of revenue	1.8%	4.4%	14.6%
Other income (expense), net	(9,938)	(9,889)	(12,073)

Income before income taxes	6,774	22,781	87,326
Income tax expense	4,006	4,712	15,488

Net income	$2,768	$18,069	$71,838

Net income per share:
Basic net income per share	$0.02	$0.13	$0.58

Diluted net income per share	$0.02	$0.13	$0.58

Number of shares used in per share calculations:
Basic	179,928	133,997	123,130

Diluted	181,926	135,842	124,049

Lam Announces Financial Results for the September 2012 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 23, 2012	June 24, 2012
	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,411,466	$1,564,752
Short-term investments	1,312,767	1,297,931
Accounts receivable, net	640,217	765,818
Inventories	567,920	632,853
Deferred income taxes	136,556	47,782
Other current assets	100,490	105,973

Total current assets	4,169,416	4,415,109
Property and equipment, net	593,202	584,596
Restricted cash and investments	166,196	166,335
Goodwill and intangible assets	2,642,770	2,686,730
Other assets	152,762	151,882

Total assets	$7,724,346	$8,004,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$854,257	$1,426,928

Long-term debt, convertible notes, and capital leases	$1,278,792	$761,783
Income taxes payable	282,844	274,240
Other long-term liabilities	296,807	219,577

Total liabilities	2,712,700	2,682,528

Senior convertible notes	—	190,343
Stockholders’ equity	5,011,646	5,131,781

Total liabilities and stockholders’ equity	$7,724,346	$8,004,652

(1)	Derived from audited financial statements

Lam Announces Financial Results for the September 2012 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	September 23, 2012	June 24, 2012	September 25, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,768	$18,069	$71,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,816	34,576	21,360
Deferred income taxes	(12,017)	39,356	—
Restructuring and impairment charges, net	—	—	1,725
Equity-based compensation expense	24,414	29,174	17,744
Income tax benefit on equity-based compensation plans	—	1,429	659
Excess tax benefit on equity-based compensation plans	—	(394)	(1,951)
Amortization of convertible note discount	7,752	7,014	6,593
Impairment of investment	—	—	1,724
Other, net	8,406	7,206	1,423
Changes in operating assets and liabilities:	143,123	(39,715)	(34,215)

Net cash provided by operating activities	249,262	96,715	86,900

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(43,965)	(36,880)	(15,732)
Cash acquired in business acquisition	—	418,681	—
Net sales/maturities (purchases) of available-for-sale securities	(16,638)	329,689	(85,259)
Transfer of restricted cash and investments	146	(29)	17

Net cash provided by (used for) investing activities	(60,457)	711,461	(100,974)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(665)	(1,101)	(1,564)
Excess tax benefit on equity-based compensation plans	—	394	1,951
Net cash received in settlement (paid in advance for) stock repurchase contracts	—	—	(75,000)
Treasury stock purchases	(355,079)	(661,059)	(72,053)
Reissuances of treasury stock related to employee stock purchase plan	9,925	8,765	8,858
Proceeds from issuance of common stock	951	—	164

Net cash used for financing activities	(344,868)	(653,001)	(137,644)

Effect of exchange rate changes on cash	2,777	(690)	(1,096)
Net increase (decrease) in cash and cash equivalents	(153,286)	154,485	(152,814)
Cash and cash equivalents at beginning of period	1,564,752	1,410,267	1,492,132

Cash and cash equivalents at end of period	$1,411,466	$1,564,752	$1,339,318

Lam Announces Financial Results for the September 2012 Quarter

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	September 23, 2012	June 24, 2012
U.S. GAAP net income	$2,768	$18,069
Pre-tax non-GAAP items:
Costs associated with rationalization of certain product configurations - cost of goods sold	3,210	4,045
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	20,715	4,540
Acquisition-related inventory fair value impact - cost of goods sold	43,842	5,864
Integration costs - cost of goods sold	694	—
Acquisition-related costs - operating expenses	—	37,374
Integration costs - operating expenses	13,500	7,293
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	19,418	4,256
Costs associated with rationalization of certain product configurations - operating expenses	—	1,850
Amortization of convertible note discount, Lam notes - other income (expense), net	6,910	6,830
Amortization of convertible note discount, Novellus assumed notes - other income (expense), net	842	184
Acquisition-related costs - other income (expense), net	—	2,300
Net tax benefit on non-GAAP items	(14,886)	(11,732)

Non-GAAP net income	$97,013	$80,873

Non-GAAP net income per diluted share	$0.53	$0.60

Number of shares used for diluted per share calculation	181,926	135,842

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	September 23, 2012	June 24, 2012
U.S. GAAP gross margin	$333,886	$298,213
Pre-tax non-GAAP items:
Costs associated with rationalization of certain product configurations - cost of goods sold	3,210	4,045
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	20,715	4,540
Acquisition-related inventory fair value impact - cost of goods sold	43,842	5,864
Integration costs - cost of goods sold	694	—

Non-GAAP gross margin	$402,347	$312,662

U.S. GAAP gross margin as a percentage of revenue	36.8%	40.2%
Non-GAAP gross margin as a percentage of revenue	44.4%	42.1%
U.S. GAAP operating expenses	$317,174	$265,543
Pre-tax non-GAAP items:
Acquisition-related costs - operating expenses	—	(37,374)
Integration costs - operating expenses	(13,500)	(7,293)
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	(19,418)	(4,256)
Costs associated with rationalization of certain product configurations - operating expenses	—	(1,850)

Non-GAAP operating expenses	$284,256	$214,770

Non-GAAP operating income	$118,091	$97,892

Non-GAAP operating margin as a percent of revenue	13.0%	13.2%